Exhibit (a)(1)(v)

Offer by

PROG HOLDINGS, INC.

to Purchase for Cash

Up to $425,000,000 in Value of its Common Stock

At a Purchase Price Not Less Than $44.00 Per Share and Not More Than $50.00 Per Share

THE TENDER OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 3, 2021, UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

November 4, 2021

To our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 4, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal and the other materials filed as exhibits to the Issuer Tender Offer Statement on Schedule TO-I (collectively, as they may be amended or supplemented from time to time, the “tender offer materials”) in connection with the offer by PROG Holdings, Inc., a Georgia corporation (the “Company”), to purchase for cash up to $425,000,000 in value of its common stock, $0.50 par value (the “shares”), at a price that will be not less than $44.00 per share and not more than $50.00 per share, less any applicable withholding taxes and without interest. The terms and conditions set forth in the tender offer materials collectively constitute the “tender offer.”

We are the holder of record of shares held for your benefit and account. As such, we are the only ones who can tender your shares pursuant to your instructions. The Letter of Transmittal and the other tender offer materials are furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

The Company will determine the single per share purchase price (the “Purchase Price”) within the specified range that will allow it to purchase a number of shares having an aggregate purchase price of $425,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer. All shares acquired in the tender offer will be acquired at the same Purchase Price regardless of whether the shareholder tendered at a lower price, and the Company will only purchase shares tendered at prices equal to or below the Purchase Price. As described in the Offer to Purchase, if the conditions of the Offer have been satisfied or waived and shares having an aggregate purchase price of less than $425,000,000 are properly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), the Company will buy all shares properly tendered shares that are not withdrawn.

If the conditions to the tender offer have been satisfied or waived and shares having an aggregate purchase price in excess of $425,000,000, measured at the maximum price at which such shares were validly tendered, have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase shares:

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first, from all shareholders of “odd lots” (persons who own fewer than 100 shares) who properly tender all of their shares at or below the Purchase Price and do not properly withdraw them before the Expiration Date;

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second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis (with appropriate adjustments to avoid the purchase of fractional shares) from all other shareholders who properly tender shares at or below the Purchase Price and do not properly withdraw them before the Expiration Date; and

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third, if necessary to permit the Company to purchase shares having an aggregate purchase price of $425,000,000 (or such greater amount as the Company may elect to purchase, subject to applicable law), from holders who have tendered shares at or below the Purchase Price subject to the condition that a specified minimum number of the shareholder’s shares be purchased if any of the shareholder’s shares are purchased in the tender offer (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have properly tendered all of their shares and not properly withdrawn them before the Expiration Date. See Sections 4 and 6 of the Offer to Purchase.

Shares tendered and not purchased because they were tendered at a price greater than the Purchase Price or because of priority, proration or conditional tenders will be returned, at the Company’s expense, to the shareholders who tendered such shares promptly after the Expiration Date. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.

We request instructions as to whether you wish us to tender any or all of the shares held by us for your account, and if so, at what price you wish for your shares to be tendered, upon the terms and subject to the conditions of the tender offer set forth in the Offer to Purchase and the related Letter of Transmittal.

Please note carefully the following:

1. The tender offer and withdrawal rights expire 12:00 midnight, New York City time, at the end of the day on December 3, 2021, unless the tender offer is extended or earlier terminated.

2. The tender offer is not conditioned upon the receipt of any minimum number of shares being tendered. The tender offer is, however, subject to certain conditions set forth in the Offer to Purchase, including the consummation by the Company of a new debt financing prior to the Expiration Date on terms reasonably satisfactory to the Company and resulting in gross proceeds to the Company of at least $400 million. See Section 7 of the Offer to Purchase.

3. The tender offer is for shares with an aggregate purchase price of up to $425,000,000. Assuming that the tender offer is fully subscribed, if the Purchase Price per share is equal to the tender offer’s minimum price per share of $44.00, the Company would purchase 9,659,090 shares, and if the Purchase Price per share is equal to the tender offer’s maximum price of $50.00, the Company would purchase 8,500,000 shares, representing approximately 14.8% and 13.0%, respectively, of its outstanding shares as of November 1, 2021.

4. Tendering shareholders who are registered shareholders or who tender their shares directly to Computershare Trust Company, N.A., the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the related Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares pursuant to the tender offer.

5. If you hold beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares before the Expiration Date at or below the Purchase Price and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the tender offer.

6. If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

7. If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER.

The tender offer is not being made to holders of shares in any jurisdiction in which the making of the tender offer or acceptance thereof would violate the laws of such jurisdiction. In those jurisdictions the laws of which require that the tender offer be made by a licensed broker or dealer, the tender offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Exchange Act.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU CHOOSE TO TENDER SUCH SHARES. IN SO DOING, YOU SHOULD READ CAREFULLY ALL OF THE INFORMATION IN THE OFFER TO PURCHASE, IN THE RELATED LETTER OF TRANSMITTAL AND IN THE OTHER TENDER OFFER MATERIALS, INCLUDING THE COMPANY’S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. NONE OF THE COMPANY’S DIRECTORS OR EXECUTIVE OFFICERS WILL TENDER ANY OF THEIR SHARES IN THE TENDER OFFER. SEE SECTION 11 OF THE OFFER TO PURCHASE.

Enclosures

INSTRUCTION FORM

With Respect to the Offer by

PROG HOLDINGS, INC.

To Purchase for Cash

Pursuant to the Offer to Purchase Dated November 4, 2021

Up to $425,000,000 in Value of its Common Stock

At a Purchase Price Not Less Than $44.00 Per Share and Not More Than $50.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 4, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal and the other tender offer materials (collectively, as they may be amended or supplemented from time to time, the “tender offer”), in connection with the offer by PROG Holdings, Inc., a Georgia corporation (the “Company”), to purchase for cash up to $425,000,000 in value of shares of its common stock, $0.50 par value (the “shares”), at a price that will be not less than $44.00 per share and not more than $50.00 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the tender offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the tender offer.

NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE UNDERSIGNED:

                     SHARES*

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(1)	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (See Instruction 5 of the Letter of Transmittal)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares that are the subject of this Instruction being purchased if the Purchase Price determined by the Company in accordance with the terms of the tender offer is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,

THERE IS NO PROPER TENDER OF SHARES

☐ $44.00	☐ $44.50	☐ $45.00	☐ $45.50	☐ $46.00	☐ $46.50	☐ $47.00
☐ $47.50	☐ $48.00	☐ $48.50	☐ $49.00	☐ $49.50	☐ $50.00

– OR–

(2)	SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (See Instruction 5 of the Letter of Transmittal)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $44.00 per share.

☐

The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $44.00 PER SHARE, A PRICE THAT COULD BE BELOW THE CLOSING PRICE OF THE COMMON STOCK ON THE EXPIRATION DATE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED

ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID INSTRUCTION TO

TENDER OF SHARES.

ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares (check one box).

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

☐

By checking this box, the undersigned represents that is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, on behalf of the beneficial owner(s), shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s) of such shares, that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such shares.

CONDITIONAL TENDER

(See Instruction 14 of the Letter of Transmittal)

A tendering shareholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Signature(s):
(SIGN HERE)

Name(s):

(PLEASE PRINT)

Taxpayer Identification Number or Social Security Number:

Address(es), Including Zip Code:

Area Code(s)/Phone Number(s):

Date:

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